SIGNING DEBENTURE

NEITHER  THESE  SECURITIES  NOR  THE  SECURITIES  ISSUABLE  UPON  CONVERSION

HEREOF  HAVE  BEEN  REGISTERED  WITH  THE  UNITED  STATES  SECURITIES  AND

EXCHANGE  COMMISSION  OR  THE  SECURITIES  COMMISSION  OF  ANY  STATE  OR

UNDER   THE   SECURITIES   ACT   OF   1933,   AS   AMENDED.     THE   SECURITIES   ARE

RESTRICTED  AND  MAY  NOT  BE  OFFERED,  RESOLD,  PLEDGED  OR  TRANSFERRED

EXCEPT    AS    PERMITTED    UNDER    THE    ACT    PURSUANT    TO    REGISTRATION

REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

PARALLAX HEALTH SCIENCES, INC.

CONVERTIBLE DEBENTURE DUE NOVEMBER 14, 2021

Issuance Date:  November 14, 2018

Principal Amount:  $125,000.00

FOR   VALUE   RECEIVED,   PARALLAX   HEALTH   SCIENCES,   INC.,   a

corporation  organized  and  existing  under  the  laws  of  the  State  of  Nevada  (the  “Company”),

hereby  promises  to  pay  to  TFK  INVESTMENTS,  LLC,  having  its  address  at  1500  NW  10th

Ave.,  Suite  101,  Boca  Raton,  FL  33486,  or  its  assigns  (the  “Holder”  and  together  with  the  other holders  of  Debentures  issued  pursuant  to  the  Securities  Purchase  Agreement  (as  defined  below),

the  “Holders”),  the  initial  principal  sum  of  One  Hundred  Twenty  Five  Thousand  and  00/100

Dollars  ($125,000.00)  (subject  to  adjustment  as  provided  herein,  the  “Principal  Amount”)  on

November   14,   2021   (the   “Maturity  Date”).     The   Company  has   the   option   to   redeem   this

Debenture  prior  to  the  Maturity  Date  pursuant  to  Section  2(b).    All  unpaid  principal  due  and

payable  on  the  Maturity  Date  shall  be  paid  in  the  form  of  Common  Stock  of  the  Company,  par

value  $0.001  per  share  (“Common  Stock”)  pursuant  to  Section  3.   The  Holder  has  the  option  to

cause  any  outstanding  principal  and  accrued  interest,  if  any,  on  this  Debenture  to  be  converted into Common Stock at any time prior to the Redemption Date (as defined  below) or the Maturity

Date pursuant to Section 2(a).

This  Debenture  is  one  of  the  Debentures  referred  to  in  the  Securities  Purchase

Agreement  (the  “Securities  Purchase  Agreement”)  dated  as  of  November  14,  2018,  between  the

Company and the Holder.  Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.  This Debenture is subject to the provisions of the

Securities Purchase Agreement and further is subject to the following additional provisions:

1.

This  Debenture  has   been  issued  subject  to  investment  representations   of  the

original  purchaser  hereof  and  may  be  transferred  or  exchanged  only  in  compliance  with  the

Securities Act and other  applicable state and  foreign securities laws.   The  Holder may transfer or

assign  this  Debenture  (or  any  part  thereof)  without  the  prior  consent  of  the  Company,  and  the

Company  shall  cooperate  with  any  such  transfer.   In  the  event  of  any  proposed  transfer  of  this

Debenture,  the  Company  may require,  prior  to  issuance  of  a  new  Debenture  in  the  name  of  such other  Person,  that  it  receive  reasonable  transfer  documentation  including  legal  opinions  that  the issuance  of  the  Debenture  in  such  other  name  does  not  and  will  not  cause  a  violation  of  the

Securities Act or any applicable state or foreign securities laws or is exempt from the registration requirements  of  the  Securities  Act.  Prior  to  due  presentment  for  transfer  of  this  Debenture  to which  the  Company  has  consented,  the  Company  and  any  agent  of  the  Company  may  treat  the

Person  in  whose  name  this  Debenture  is  duly  registered  on  the  Company's  books  and  records  of outstanding  debt  securities  and  obligations  (“Debenture  Register”)  as  the  owner  hereof  for  the purpose  of  receiving  payment  as  herein  provided  and  for  all  other  purposes,  whether  or  not  this

Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2.

Conversion at Holder’s Option; Redemption at Company’s Option.

a.

The  Holder  is  entitled  to,  at  any  time  or  from  time  to  time,  convert  the

Conversion  Amount  (as  defined  below)  into  Conversion  Shares,  at  a  conversion  price  for  each share  of  Common  Stock  (the  “Conversion  Price”)  equal  to  either:  (i)  if  no  Event  of  Default  (as defined  herein)  has  occurred  and  the  date  of  conversion  is  prior  to  the  date  that  is  one  hundred eighty  (180)  calendar  days  after  the  Issuance  Date,  $0.12,  or  (ii)  if  an  Event  of  Default  has

occurred  or  the  date  of  conversion  is  on  or  after  the  date  that  is  one  hundred  eighty  (180)

calendar days  after  the  Issuance  Date,  the  lesser  of  (a)  $0.12  or  (b)  Seventy percent  (70%)  of  the second  lowest  traded  price  (as  reported  by  Bloomberg  LP)  of  the  Common  Stock  for  the  twenty

(20)  Trading  Days  immediately  preceding  the  date  of  the  date  of  conversion  of  the  Debentures

(for  clarification  purposes,  if  the  lowest  traded  price  during  the  applicable  period  is  equal  to  the second  lowest  traded  price  during  the  applicable  period,  then  such  lowest  traded  price  shall  still be  utilized  for  purposes  of  this  calculation),  provided,  further,  that  if  either  the  Company  is  not

DWAC  Operational  at  the  time  of  conversion  or  the  Common  Stock  is  traded  on  the  OTC  Pink

(“OTCP”)  at  the  time  of  conversion,  then  Seventy  percent  (70%)  shall  automatically  adjust  to

Sixty  percent  (60%)  of  the  second  lowest  traded  price  (as  reported  by  Bloomberg  LP)  of  the

Common  Stock  for  the  twenty  (20)  Trading  Days  immediately  preceding  the  date  of  conversion of  the  Debentures  (for  clarification  purposes,  if  the  lowest  traded  price  during  the  applicable period  is  equal  to  the  second  lowest  traded  price  during  the  applicable  period,  then  such  lowest traded  price  shall  still  be  utilized  for  purposes  of  this  calculation),  subject  in  each  case  to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar

events.   The   Company   shall   issue   irrevocable   instructions   to   its   Transfer   Agent   regarding

conversions  such  that  the  transfer  agent  shall  be  authorized  and  instructed  to  issue  Conversion

Shares  upon  its  receipt  of  a  Notice  of  Conversion  without  further  approval  or  authorization  from

the  Company.   For  purposes  of  this  Debenture,  the  “Conversion  Amount”  shall  mean  the  sum  of

(A)  all  or  any  portion  of  the  outstanding  Principal  Amount  of  this  Debenture,  as  designated  by the  Holder  upon  exercise  of  its  right  of  conversion  plus  (B)  any  interest,  pursuant  to  Section  10 or  otherwise,  that  has  accrued  on  the  portion  of  the  Principal  Amount  that  has  been  designated for payment pursuant to (A).

Conversion shall be effectuated by delivering by facsimile, email or other delivery method  to  the  Transfer  Agent  of  the  completed  form  of  conversion  notice  attached  hereto  as

Annex  A  (the  “Notice  of  Conversion”),  executed  by  the  Holder  of  the  Debenture  evidencing

such  Holder's  intention  to  convert  this  Debenture  or  a  specified  portion  hereof.   No  fractional

shares  of  Common  Stock  or  scrip  representing  fractions  of  shares  will  be  issued  on  conversion,

but  the  number  of  shares  issuable  shall  be  rounded  to  the nearest  whole  share.   The  Holder  may,

at  its  election,  deliver  a  Notice  of  Conversion  to  either  the  Company or  the  Transfer  Agent.   The

date  on  which  notice  of  conversion  is  given  (the  “Conversion  Date”)  shall  be  deemed  to  be  the date  on  which  the  Company or  the  Transfer  Agent,  as  the  case  may be,  receives  by fax,  email  or other  means  of  delivery  used  by  the  Holder  the  Notice  of  Conversion  (such  receipt  being

evidenced  by  electronic   confirmation  of  delivery  by  facsimile  or  email  or  confirmation  of

delivery by such other delivery method used by the Holder).   Delivery of a  Notice of Conversion

to  the  Transfer  Agent  may  be  given  by  the  Holder  by  facsimile,  or  by  delivery  to  the  Transfer

Agent  at  the  address  set  forth  in  the  Transfer  Agent  Instruction  Letter  (or  such  other  contact facsimile  number,  email  or  street  address  as  may  be  designated  by  the  Transfer  Agent  to  the

Holder).    Delivery  of  a  Notice  of  Conversion  to  the  Company  shall  be  given  by  the  Holder

pursuant  to  the  notice  provisions  set  forth  in  Section  10  of  the  Agreement.    The  Conversion

Shares  must  be  delivered  to  the  Holder  within  two (2)  business  days  from  the  date  of  delivery of

the  Notice  of  Conversion  to  the  Transfer  Agent  or  Company,  as  the  case  may  be.   Conversion

shares  shall  be  delivered  by DWAC  so  long  as  the  Company is  then  DWAC  Operational,  unless the  Holder  expressly  requests  delivery  in  certificated  form  or  the  Conversion  Shares  are  in  the form of Restricted Stock and are required to bear  a restrictive legended.  Conversion Shares shall be  deemed  delivered  (i)  if  delivered  by  DWAC,  upon  deposit  into  the  Holder’s  brokerage

account,   or   (ii)   if   delivered   in   certificated   form,   upon   the   Holder’s   actual   receipt   of   the

Conversion  Shares  in  certificated  form  at  the  address  specified  by  the  Holder  in  the  Notice  of

Conversion,  as  confirmed  by  written  receipt.   All  expenses  incurred  by  Holder,  for  the  issuance

and   clearing   of   the   Common   Stock   into   which   this   Debenture   is   convertible   into,   shall

immediately  and  automatically  be  added  to  the  balance  of  the  Debenture  at  such  time  as  the expenses are incurred by Holder.

If  at  any  time  the  Conversion  Price  as  determined  hereunder  for  any  conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder,

the   Conversion   Price   hereunder   may   equal   such   par   value   for   such   conversion   and   the

Conversion  Amount  for  such  conversion  may  be  increased  to  include  Additional  Principal,

where  “Additional  Principal”  means  such  additional  amount  to  be  added  to  the  Conversion

Amount  to  the  extent  necessary  to  cause  the  number  of  conversion  shares  issuable  upon  such conversion  to  equal  the  same  number  of  conversion  shares  as  would  have  been  issued  had  the

Conversion Price not been adjusted by the Holder to the par value price.

Notwithstanding the foregoing, unless the Holder delivers to the Company written notice  at  least  sixty-one  (61)  days  prior  to  the  effective  date  of  such  notice  that  the  provisions  of this  paragraph  (the  “Limitation  on  Ownership”)  shall  be  adjusted  to  9.99%  with  respect  to  the

Holder,  in  no  event  shall  a  holder  of  Debentures  have  the  right  to  convert  Debentures  into,  nor shall  the  Company  issue  to  such  Holder,  shares  of  Common  Stock  to  the  extent  that  such conversion  would  result  in  the  Holder  and  its  affiliates  together  beneficially  owning  more  than

4.99%  of  the  then  issued  and  outstanding  shares  of  Common  Stock.    For  purposes  hereof,

beneficial  ownership  shall  be  determined  in  accordance  with  Section  13(d)  of  the  Exchange  Act and Regulation 13D-G under the Exchange Act.

b.

So  long  as  no  Event  of  Default  (as  defined  in  Section  10)  shall  have occurred  and  be  continuing  (whether  such  Event  of  Default  has  been  declared  by  the  Holder)

(unless  the  Holder  consents  to  such  redemption  notwithstanding  such  Event  of  Default,  as described  in  clause  (v),  below),  the  Company may  at  its  option  call  for  redemption  all  or  part  of the  Debentures,  with  the  exception  of  any  portion  thereof  which  is  the  subject  of  a  previously-

delivered Notice of Conversion, prior to the Maturity Date, as follows:

(i)

The   Debentures   called   for   redemption   shall   be   redeemable   by   the

Company,  upon  not  more  than  two  (2)  days  written  notice,  for  an  amount  (the  “Redemption

Price”)  equal  to:  (i)  if  the  Redemption  Date  (as  defined  below)  is  ninety  (90)  calendar  days  or less from the date of issuance of this Debenture, One Hundred Ten percent (110%) of the sum of the  Principal  Amount  so  redeemed  plus  accrued  interest,  if  any;  (ii)  if  the  Redemption  Date  is greater than or equal to ninety-one (91) calendar days from the date of issuance of this Debenture and  less  than  or  equal  to  one  hundred  twenty  (120)  calendar  days  from  the  date  of  issuance  of this  Debenture,  One  Hundred  Twenty  percent  (120%)  of  the  sum  of  the  Principal  Amount  so

redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one (121) calendar days from the date of issuance of this Debenture and less than or  equal  to  one  hundred  eighty  (180)  calendar  days  from  the  date  of  issuance  of  this  Debenture,

One  Hundred  Thirty  percent  (130%)  of  the  sum  of  the  Principal  Amount  so  redeemed  plus accrued  interest,  if  any;  and  (iv)  if  either  (1)  the  Debentures  are  in  default  but  the  Holder consents  to  the  redemption  notwithstanding  such  default  or  (2)  the  Redemption  Date  is  greater than  or  equal  to  one  hundred  eighty  one  (181)  calendar  days  from  the  date  of  issuance  of  this

Debenture,  One  Hundred  Forty percent  (140%)  of  the  sum  of  the Principal Amount  so  redeemed

plus  accrued  interest,  if  any.   The  date  upon  which  the  Debentures  are  redeemed  and  paid  shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire  outstanding  Principal  Amount,  each  such  date  shall  be  a  Redemption  Date  with  respect  to the corresponding redemption).

(ii)

If  fewer  than  all  outstanding  Debentures  are  to  be  redeemed  and  are  held by different investors, then all Debentures shall be partially redeemed on a pro rata basis.

(iii)      [Reserved]

(iv)

On  the  Redemption  Date,  the  Company  shall  cause  the  Holders  whose

Debentures  have  been  presented  for  redemption  to  be  issued  payment  of  the  Redemption  Price.

In  the  case  of  a  partial  redemption,  the  Company shall  also  issue  new  Debentures  to  the  Holders for  the  Principal  Amount  remaining  outstanding  after  the  Redemption  Date  promptly  after  the

Holders’ presentation of the Debentures called for redemption.

(v)

To  effect  a  redemption  the  Company  shall  provide  a  written  notice  to  the

Holder(s)  not  more  than  two  (2)  days  prior  to  the  Redemption  Date  (the  “Redemption  Notice”),

setting forth the following:

1.

the Redemption Date;

2.

the Redemption Price;

3.

the  aggregate  Principal  Amount  of  the  Debentures  being  called  for redemption;

4.

a  statement  instructing  the  Holders  to  surrender  their  Debentures for  redemption  and  payment  of  the  Redemption  Price,  including the  name  and  address  of  the  Company  or,  if  applicable,  the  paying agent  of  the  Company,  where  Debentures  are  to  be  surrendered  for redemption;

5.

a  statement  advising  the  Holders  that  the  Debentures  (or,  in  the case  of  a  partial  redemption,  that  portion  of  the  Principal  Amount being  called  for  redemption)  as  of  the  Redemption  Date  will  cease to  be  convertible  into  Common  Stock  as  of  the  Redemption  Date;

and

6.

in   the   case   of   a   partial   redemption,   a   statement   advising   the

Holders  that  after  the  Redemption  Date  a  substitute  Debenture  will

be   issued   by  the   Company  after   deduction   the   portion   thereof

called  for  redemption,  at  no  cost  to  the  Holder,  if  the  Holder  so requests.

Notwithstanding the foregoing, in the event the Company issues a Redemption Notice but fails to fund  the  redemption  on  the  Redemption  Date,  then  such  Redemption  Notice  shall  be  null  and void,  and  (i)  the  Holder(s)  shall  be  entitled  to  convert  the  Debentures  previously  the  subject  of the Redemption Notice, and (ii) the Company may not redeem such Debentures for at least thirty

(30)  days  following  the  intended  Redemption  Date  that  was  voided,  and  the  Company  shall  be required  to  pay  to  the  Holder(s)  the  Redemption  Price  simultaneously  with  the  issuance  of  a

Redemption Notice in connection with any subsequent redemption pursued by the Company.

3.

Unless  demand  has  otherwise  been  made  by the  Holder  in  writing  for  payment  in cash as provided hereunder, and so long as no Event of Default shall exist (whether or not notice thereof  has  been  delivered  by  the  Holder  to  the  Company),  any  Debentures  not  previously tendered  to  the  Company  for  conversion  as  of  the  Maturity  Date  shall  be  deemed  to  have  been surrendered  for  conversion,  without  further  action  of  any  kind  by  the  Company  or  any  of  its agents,  employees  or  representatives,  as  of  the  Maturity  Date  at  the  Conversion  Price  applicable on the Maturity Date (“Mandatory Conversion”).

4.

No   provision   of   this   Debenture   shall   alter   or   impair   the   obligation   of   the

Company,  which is  absolute and unconditional to  convert this Debenture into Common Stock, at

the   time,   place,   and   rate   herein   prescribed.     This   Debenture   is   a   direct   obligation   of   the

Company.

5.

If  the  Company  (a)  merges  or  consolidates  with  another  corporation  or  business entity  and  the  Company  is  not  the  surviving  entity  or  (b)  sells  or  transfers  all  or  substantially  all of its assets to another Person and the holders of the Common Stock are entitled to receive stock,

securities or property in respect of or in exchange for Common Stock, then as a condition of such merger,  consolidation,  sale  or  transfer,  the  Company  and  any  such  successor,  purchaser  or transferee  will  agree  that  this  Debenture  may thereafter  be  converted  on  the  terms  and  subject  to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common

Stock  into  which  this  Debenture  might  have  been  converted  immediately  before  such  merger,

consolidation,  sale  or  transfer,  subject  to  adjustments  which  shall  be  as  nearly equivalent  as  may

be  practicable.   In  the  event  of  any  (i)  proposed  merger  or  consolidation  where  the  Company  is not  the  surviving  entity  or  (ii)  sale  or  transfer  of  all  or  substantially  all  of  the  assets  of  the

Company (in  either  such  case,  a  “Sale”),  the  Holder  shall  have  the  right  to  convert  by delivering a  Notice  of  Conversion  to  the  Company within  fifteen  (15)  days  of  receipt  of  notice  of  such  Sale from the Company.

6.

If,  at  any  time  while  any  portion  of  this  Debenture  remains  outstanding,  the

Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on  its  Common  Stock  consisting  of  shares  of  Common  Stock  or  otherwise  recapitalizes  its

Common  Stock,  the  Conversion  Price  shall  be  equitably adjusted  to  reflect  such  action.   By way

of  illustration,  and  not  in limitation,  of the  foregoing (i)  if  the  Company effectuates  a  2:1  split  of its  Common  Stock,  thereafter,  with  respect  to  any  conversion  for  which  the  Company  issues  the shares  after  the  record  date  of  such  split,  the  Conversion  Price  shall  be  deemed  to  be  one-half  of what  it  had  been  calculated  to  be  immediately prior  to  such  split;  (ii)  if  the  Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the

Company issues  the  shares  after  the  record  date  of  such  reverse  split,  the  Conversion  Price  shall be deemed to  be  the  amount of such  Conversion  Price  calculated immediately prior  to the  record date  multiplied  by  10;  and  (iii)  if  the  Company  declares  a  stock  dividend  of  one  share  of

Common  Stock  for  every  10  shares  outstanding,  thereafter,  with  respect  to  any  conversion  for which the Company issues the shares after the record date of such dividend, the Conversion Price shall  be  deemed  to  be  the  amount  of  such  Conversion  Price  calculated  immediately prior  to  such record  date  multiplied  by  a  fraction,  of  which  the  numerator  is  the  number  of  shares  for  which  a dividend  share  will  be  issued  and  the  denominator  is  such  number  of  shares  plus  the  dividend share(s) issuable or issued thereon.

7.

All  payments  contemplated  hereby  to  be  made  “in  cash”  shall  be  made  by  wire transfer  of  immediately available  funds  in  such  coin  or  currency of  the  United  States  of  America

as  at  the  time  of  payment  is  legal  tender  for  payment  of  public  and  private  debts.   All  payments

of  cash  and  each  delivery  of  shares  of  Common  Stock  issuable  to  the  Holder  as  contemplated hereby  shall  be  made  to  the  Holder  to  an  account  designated  by  the  Holder  to  the  Company  and if the Holder has not designated any such accounts at the address last appearing on the Debenture

Register  of  the  Company  as  designated  in  writing  by  the  Holder  from  time  to  time;  except  that the  Holder  may designate,  by notice  to  the  Company,  a  different  delivery  address  for  any one  or more specific payments or deliveries.

8.

The  Holder  of  the  Debenture,  by  acceptance  hereof,  agrees  that  this  Debenture  is being  acquired  for  investment  and  that  such  Holder  will  not  offer,  sell  or  otherwise  dispose  of this  Debenture  or  the  Shares  of  Common  Stock  issuable  upon  conversion  thereof  except  in compliance  with the terms of the Securities Purchase Agreement and  under  circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9.

This  Debenture  shall  be  governed  by  and  construed  in  accordance  with  the  laws of  the  State  of  Nevada.  Each  of  the  parties  consents  to  the  exclusive  jurisdiction  and  venue  of the  state  and/or  federal  courts  located  in  Palm  Beach  County,  Florida  in  connection  with  any

dispute  arising  under  this  Agreement,  and   each  waives   any   objection   based   on  forum   non

conveniens.     This   provision   is   intended   to   be   a  “mandatory”   forum   selection   clause   and

governed   by  and   interpreted   consistent   with   Florida   law  (Nevada  law  governing  all  other,

substantive matters).  Each of the parties hereby  consents  to the  exclusive jurisdiction  and  venue of  any  state  or  federal  court  having  its  situs  in  Palm  Beach  County,  Florida,  and  each  waives

any  objection  based  on  forum  non  conveniens.   To  the  extent  determined  by  such  court,  the

Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the  Holder  in  enforcement  of  or  protection  of  any  of  its  rights  under  this  Debenture  or  the

Securities Purchase Agreement.

10.

The following shall constitute an “Event of Default”:

a.

The  Company  fails  in  the  payment  of  principal  or  interest  (to  the  extent that  interest  is  imposed  under  this  Section  10)  on  this  Debenture  as  required  to  be  paid  in  cash

hereunder,  and  payment   shall  not  have  been   made  for   a  period  of  five  (5)  business  days

following the payment due date (as to which no further cure period shall apply); or

b.

Any  of  the  representations  or  warranties  made  by  the  Company  herein,  in the  Securities  Purchase  Agreement  or  in  any  certificate  or  financial  or  other  written  statements heretofore  or  hereafter  furnished  by  the  Company  to  the  Holder  in  connection  with  the  issuance of  this  Debenture,  shall  be  false  or  misleading  (including  without  limitation  by  way  of  the misstatement  of  a  material  fact  or  the  omission  of  a  material  fact)  in  any  material  respect  at  the time made (as to which no cure period shall apply); or

c.

The  Company  fails  to  remain  listed  on  OTCP,  OTCQB,  or  OTCQX,  or  a more  senior  stock  exchange  any  time  from  the  date  hereof  to  the  Maturity  Date  for  a  period  in excess of five (5) Trading Days (as to which no further cure period shall apply); or

d.

The  Company  (i)  fails  to  timely  file  required  SEC  reports  when  due

(including  extensions),  becomes,  is  deemed  to  be  or  asserts  that  it  is  a  “shell  company”  at  any time  for  purposes  of  the  1933  Act,  and  Rule  144  promulgated  thereunder  or  otherwise  takes  any action,  or  refrains  from  taking  any  action,  the  result  of  which  makes  Rule  144  under  the  1933 unavailable  to  the  Holder  for  the  sale  of  their  Securities,  (ii)  fails  to  issue  shares  of  Common

Stock  to  the  Holder  or  to  cause  its  Transfer  Agent  to  issue  shares  of  Common  Stock  upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this

Debenture,  (iii)  fails  to  transfer  or  to  cause  its  Transfer  Agent  to  transfer  any  certificate  for shares  of  Common  Stock  issued  to  the  Holder  upon  conversion  of  this  Debenture  as  and  when required  by  this  Debenture  and  such  transfer  is  otherwise  lawful,  (iv)  fails  to  remove  any restrictive  legend  or  to  cause  its  Transfer  Agent  to  transfer  any  certificate  or  any  shares  of

Common Stock issued to the Holder upon  conversion of this Debenture  as  and when  required  by the  relevant  Transaction  Document(s)  and  such  legend  removal  is  otherwise  lawful,  or  (v)  the

Company fails to perform or observe any of its obligations under the Section 5 of the Agreement or  under  the  Transfer  Agent  Instruction  Letter  (no  cure  period  shall  apply  in  the  case  of  clauses

(i) through (v) above, inclusive); or

e.

The  Company  fails  to  perform  or  observe,  in  any  material  respect  (i)  any other  covenant,  term,  provision,  condition,  agreement  or  obligation  set  forth  in  the  Debenture,

(subject  to  a  cure  period  of  five  (5)  days  other  than  in  the  case  of  a  failure  under  Section  5 hereof,  as  to  which  no  cure  period  shall  apply),  or  (ii)  any  other  covenant,  term,  provision,

condition,   agreement   or   obligation   of   the   Company   set   forth   in   the   Securities   Purchase

Agreement  and  such  failure  shall  continue  uncured  for  a  period  of  either  (1)  three  (3)  days  after the  occurrence  of  the  Company’s  failure  under  Section  4(d),  (e)  (except  as  described  in  Section

10(c)  hereof,  as  to  which  Section  10(c)  hereof  shall  control),  (f),  (g)  or  (h)  of  the  Securities

Purchase  Agreement,  or  (2)  ten  (10)  days  after  the  occurrence  of  the  Company’s  failure  under any other provision of the Securities Purchase Agreement not otherwise specifically addressed in the Events of Default set forth in this Section 10; or

f.

The  Company  shall  (1)  admit  in  writing  its  inability  to  pay  its  debts generally  as  they  mature;  (2)  make  an  assignment  for  the  benefit  of  creditors  or  commence proceedings  for  its  dissolution;  or  (3)  apply  for  or  consent  to  the  appointment  of  a  trustee,

liquidator  or  receiver  for  its  or  for  a  substantial  part  of  its  property  or  business  (as  to  which  no cure period shall apply); or

g.

A  trustee,  liquidator  or  receiver  shall  be  appointed  for  the  Company or  for a  substantial  part  of  its  property  or  business  without  its  consent  and  shall  not  be  discharged within sixty (60) days after such appointment (as to which no cure period shall apply); or

h.

Any  governmental  agency  or  any  court  of  competent  jurisdiction  at  the instance  of  any  governmental  agency  shall  assume  custody  or  control  of  the  whole  or  any substantial  portion  of  the  properties  or  assets  of  the  Company  and  shall  not  be  dismissed  within sixty (60) days thereafter (as to which no cure period shall apply); or

i.

Any  money  judgment,  writ  or  warrant  of  attachment,  or  similar  process

(including  an  arbitral  determination),  in  excess  of  Fifty  Thousand  Dollars  ($50,000)  in  the aggregate shall be entered or filed against the Company or any of its properties or other assets (as to which no cure period shall apply); or

j.

The  occurrence  of  a  breach  or  an  event  of  default  under  the  terms  of  any indebtedness or financial instrument of the Company or any subsidiary (including but not limited to  any  Subsidiary)  of  the  Company  in  an  aggregate  amount  in  excess  of  Fifty  Thousand  Dollars

($50,000)  or  more  which  is  not  waived  by the  creditors  under  such  indebtedness  (as  to  which  no cure period shall apply); or

k.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings  for  relief  under  any  bankruptcy  law  or  any  law  for  the  relief  of  debtors  shall  be

instituted  by  or  against  the  Company  and,  if   instituted  against  the  Company,  shall  not  be

dismissed  within  sixty  (60)  days  after  such  institution  or  the  Company  shall  by  any  action  or answer  approve  of,  consent  to,  or  acquiesce  in  any  such  proceedings  or  admit  the  material allegations  of,  or  default  in  answering  a  petition  filed  in  any  such  proceeding  (as  to  which  no further cure period shall apply); or

l.

The  issuance  of  an  order,  ruling,  finding  or  similar  adverse  determination the SEC, the Secretary of  State of the State of Nevada or other applicable state of incorporatin of

the   Company,   the   National   Association   of   Securities   Dealers,   Inc.   or   any   other   securities

regulatory  body  (whether  in  the  United  States,  Canada  or  elsewhere)  having  proper  jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations (as to which no cure period shall apply); or

m.

The  Company  shall  have  its  Common  Stock  suspended  or  delisted  from  a national  securities  exchange  or  an  electronic  quotation  service  such  as  the  OTCP,  OTCQB,  or

OTCQX  for  a  period  in  excess  of  five  (5)  Trading  Days  (as  to  which  no  further  cure  period  shall apply); or

n.

Any of the following shall occur and be continuing:  a breach or default by any  party  under  (a)  any  agreement  identified  by  the  Company  in  its  SEC  filings  as  a  material agreement  or  (b)  any  note  or  other  form  of  indebtedness  in  favor  of  the  Company  representing indebtedness  of  at  least  Fifty  Thousand  Dollars  ($50,000.00),  irrespective  of  whether  such breach or default was waived (as to which no cure period shall apply); or

o.

Notice  of  a  Material  Adverse  Effect  is  provided  by  the  Company  or  the determination  in  good  faith  by  the  Holder  that  a  Material  Adverse  Effect  has  occurred  (as  to which no cure period shall apply); or

p.

The  Company  attempts  to  modify,  amend,  withdraw,  rescind,  disavow  or repudiate any part of the Irrevocable Instructions (as to which no cure period shall apply).

q.

Any  attempt  by  the  Company  or  its  officers,  directors,  and/or  affiliates  to transmit,  convey,  disclose,  or  any  actual  transmittal,  conveyance,  or  disclosure  by  the  Company or  its  officers,  directors,  and/or  affiliates  of,  material  non-public  information  concerning  the

Company,  to  the  Holder  or  its  successors  and  assigns,  which  is  not  immediately  cured  by

Company’s filing of a Form 8-K pursuant to Regulation FD on that same date.

r.

At any time while this Debenture is outstanding, the lowest traded price on the  OTCP,  OTCQB,  or  OTCQX,  or  other  applicable  principal  trading  market  for  the  Common

Stock, is equal to or less than $0.0001.

Then,  or  at  any  time  thereafter,  the  Company  shall  immediately  give written  notice  of  the  occurrence  of  such  Event  of  Default  to  the  Holders  of  all  Debentures  then outstanding,  and  in  each  and  every  such  case,  unless  such  Event  of  Default  shall  have  been waived  in  writing  by  a  majority in  interest  of  the  Holders  of  the  Debentures  (which  waiver  shall not  be  deemed  to  be  a  waiver  of  any  subsequent  default),  then  at  the  option  of  a  majority  in interest  of  the  Holders  and  in  the  discretion  of  a  majority  in  interest  of  the  Holders,  take  any  or

all  of  the  following actions:   (i)  pursue  remedies  against  the  Company in  accordance  with  any of the  Holder’s  rights,  (ii)  increase  the  interest  rate  applicable  to  the  Debentures  to  the  lesser  of eighteen  percent  (18%)  per  annum  and  the  maximum  interest  rate  allowable  under  applicable law,  (iii)  in  the  case  of  an  Event  of  Default  under  Section  10(e)(ii)(1)  based  on  the  Company’s failure  to  be  DWAC  Operational,  increase  the  Principal  Amount  to  an  amount  equal  to  one hundred  ten  percent  (110%)  of  the  then-outstanding  Principal  Amount,  (iv)  in  the  case  of  an

Event  of  Default  under  Section  10(d)(i),  increase  the  Principal  Amount  to  an  amount  equal  to one  hundred  twenty percent  (120%)  of  the  then-outstanding  Principal  Amount  and  an  additional ten  percent  (10%)  discount  shall  be  factored  into  the  Conversion  Price  until  this  Debenture  is  no longer  outstanding,  (v)  in  the  case  of  an  Event  of  Default  under  Section  10(d)(i)  through  (v),

increase  the  Principal  Amount  of  the  relevant  Holder’s  Debenture  by One  Thousand  Dollars  and

00/100  ($1,000.00)  for  each  day  the  related  failure  continues,  (vi)  in  the  case  of  an  Event  of

Default  under  Section  10(d)(ii)  through  (v)  arising  from  an  untimely  delivery  to  the  Holder  of

Conversion Shares or shares of Common Stock in de-legended form, if the lowest traded price of the  Common  Stock  on  the  Trading  Day  immediately  prior  to  the  actual  date  of  delivery  of

Conversion Shares or  de-legended shares,  as the case may be, is less than the lowest traded  price on the Trading Day immediately prior to the date when Conversion Shares or de-legended shares were  required  to  be  delivered,  increase  the  Principal  Amount  of  the  relevant  Holder’s  Debenture by  an  amount  per  share  equal  to  such  difference,  and  (vii)  following  the  expiration  of  the applicable  grace  period  (if  any),  at  the  option  and  discretion  of  the  Holder,  accelerate  the  full indebtedness  under  this  Debenture,  in  an  amount  equal  to  one  hundred  forty  percent  (140%)  of the  outstanding  Principal  Amount  and  accrued  and  unpaid  interest  (the  “Acceleration  Amount”),

whereupon    the    Acceleration    Amount    shall    be    immediately   due    and    payable,    without

presentment,  demand,  protest  or  notice  of  any  kinds,  all  of  which  are  hereby  expressly  waived,

anything   contained   herein,   in   the   Securities   Purchase   Agreement   or   in   any   other   note   or

instruments  to  the  contrary  notwithstanding.   In  the  case  of  an  Event  of  Default  under  Section

10(d)(ii),  the  Holder  may  either  (i)  declare  the  Acceleration  Amount  to  exclude  the  Conversion

Amount  that  is  the  subject  of  the  Event  of  Default,  in  which  case  the  Acceleration  Amount  shall be  based  on  the  remaining  Principal  Amount  and  accrued  interest  (if  any),  in  which  case  the

Company  shall  continue  to  be  obligated  to  issue  the  Conversion  Shares,  or  (ii)  declare  the

Acceleration  Amount  to  include  the  Conversion  Amount  that  is  the  subject  of  the  Event  of

Default,  in  which  case  the  Acceleration  Amount  shall  be  based  on  the  full  Principal  Amount,

including  the  Conversion  Amount,  and  accrued   interest  (if  any),  whereupon  the  Notice  of

Conversion  shall  be  deemed  withdrawn.    At  its  option,  the  Holder  may  elect  to  convert  the

Debenture   pursuant   to   Section   2   notwithstanding   the   prior   declaration   of   a   default   and

acceleration,  in  the  sole  discretion  of  such  Holder.   A  majority  in  interest  of  the  Holders  may

immediately enforce any and all of the Holder's rights and remedies provided herein or any other

rights  or  remedies  afforded  by  applicable  law.   Notwithstanding  the  foregoing,  in  the  case  of  a

default  under  Section  10(d)(ii)  through  (iv),  the  Holder  of  the  Debenture  sought  to  be  converted,

transferred  or  de-legended,  as  the  case  may  be,  acting  singly,  shall  have  the  sole  and  absolute discretion to increase the applicable interest rate on the Debentures held by such Holder and/or to

accelerate  the  Debenture(s)  held  by  such  Holder.    The  Company  expressly  acknowledges  and

agrees   that   the   Holder’s   exercise   of   any  or   all   of   the   remedies   provided   herein   or   under

applicable  law,  including  without  limitation  the  increase(s)  in  the  Principal  Amount  and  the

Acceleration  Amount  as  may  be  declared  in  the  case  of  a  default,  is  reasonable  and  appropriate due  to  the  inability to  define  the  financial  hardship  that  the  Company’s  default  would  impose  on

the  Holders.   To  the  extent  that  the  Holder’s  exercise  of  any  of  its  remedies  in  the  case  of  an

Event  of  Default  shall  be  construed  to  exceed  the  maximum  interest  rate  allowable  under

applicable   law,   then   such   remedies   shall   be   reduced   to   equal   the   maximum   interest   rate

allowable under applicable law

11.

Nothing  contained  in  this  Debenture  shall  be  construed  as  conferring  upon  the

Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in

respect   of   any  meeting   of   shareholders   or   any   rights   whatsoever   as   a   shareholder   of   the

Company, unless and to the extent converted in accordance with the terms hereof.

12.

So  long  as  this  Debenture  is  outstanding,  upon  any  issuance  by  the  Company  or any of its subsidiaries of any security with any term more favorable to the holder of such security or  with  a  term  in  favor  of  the  holder  of  such  security  that  was  not  similarly  provided  to  the

Holder  in  this  Debenture,  then  the  Company  shall  notify  the  Holder  of  such  additional  or  more

favorable   term   and   such   term,   at   Holder’s   option,   shall   become   a   part   of   the   transaction

documents  with  the  Holder.   The  types  of  terms  contained  in  another  security  that  may  be  more

favorable   to   the   holder   of   such   security  include,   but   are   not   limited   to,   terms   addressing

conversion discounts, prepayment rate, conversion  lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

13.

This Debenture may be amended only by the written consent of the parties hereto.

Notwithstanding  the  foregoing,  the  Principal  Amount  of  this  Debenture  shall  automatically  be reduced  by  any  and  all  Conversion  Amounts  (to  the  extent  that  the  same  relate  to  principal

hereof).   In  the  absence  of  manifest  error,  the  outstanding Principal  Amount  of  the  Debenture  on the Holder’s book and records shall be the correct amount.

14.

In  the  event  of  any  inconsistency  between  the  provisions  of  this  Debenture  and the provisions of any other Transaction Document, the provisions of this Debenture shall prevail.

Without  limiting  the  generality  of  the  foregoing,  in  the  event  the  Transfer  Agent  is  not  required to  transfer  any  Common  Stock,  issue  Conversion  Shares  or  de-legended  shares  of  Restricted

Stock  pursuant  to  the  Transfer  Agent  Instruction  Letter,  this  shall  not  operate  as  an  excuse,

extension  or  waiver  of  the  Company’s  obligation  to  issue  and  deliver  Conversion  Shares  or  de-

legended Restricted Stock.

15.

The  Company  specifically  acknowledges  and  agrees  that  in  the  event  of  a  breach or  threatened  breach  by  the  Company  of  any  provision  hereof  or  of  any  other  Transaction

Document,  the  Holder  will  be  irreparably  damaged,  and  that  damages  at  law  would  be  an inadequate  remedy  if  this  Debenture  or  such  other  Transaction  Document  were  not  specifically

enforced.   Therefore,  in  the  event  of  a  breach  or  threatened  breach  by  the  Company,  the  Holder shall  be  entitled,  in  addition  to  all  other  rights  and  remedies,  to  an  injunction  restraining  such breach,  without  being  required  to  show  any  actual  damage  or  to  post  any  bond  or  other  security,

and/or  to  a  decree  for  a  specific  performance  of  the  provisions  of  this  Debenture  and  the  other

Transaction Documents.

16.

No waivers or consents in regard to any provision  of this Debenture may be given other than by an instrument in writing signed by the Holder.

17.

Each time, while this Debenture is outstanding, the Company enters into a Section

3(a)(9)   transaction   (including   but   not   limited   to   the   issuance   of   new   promissory  notes   or

debentures, or of a replacement promissory note or debenture), or Section 3(a)(10) transaction, in

which  any  3rd  party  has  the   right  to  convert  monies  owed  to  that  3rd  party  (or  receive  shares pursuant  to  a  settlement  or  otherwise)  at  a  discount  to  market  greater  than  the  Conversion  Price

in  effect  at  that    time  (prior  to  all  other  applicable  adjustments  in  this  Debenture),  then  the

Conversion Price  shall be automatically adjusted  to such  greater discount  percentage  (prior  to all applicable  adjustments  in  this  Debenture)  until  this  Debenture  is  no  longer  outstanding.  Each time,  while  this  Debenture  is  outstanding,  the  Company  enters  into  a  Section  3(a)(9)  transaction

(including  but  not  limited  to  the  issuance  of  new  promissory  notes  or  debentures,  or  of  a replacement  promissory  note  or  debenture),  or  Section  3(a)(10)  transaction,  in  which  any  3rd party  has  a  look  back  period  greater  than  the  look  back  period  in  effect  under  this  Debenture  at that  time,  then  the  Holder’s  look  back  period  shall  automatically  be  adjusted  to  such  greater number  of  days  until  this  Debenture  is  no  longer  outstanding.  The  Company  shall  give  written notice  to  the  Holder,  with  the  adjusted  Conversion  Price  and/or  adjusted  look  back  period  (each adjustment that is applicable due to the triggering event), within one (1) business day of an event

that  requires  any  adjustment  described  in  this  section.   So  long  as  this  Note  is  outstanding,  the

Company  shall  not  enter  into  any  transaction  or  arrangement  structured  in  accordance  with,

based  upon,  or  related  or  pursuant  to,  in  whole  or  in  part,  either  Section  3(a)(9)  of  the  Securities

Act  (a  “3(a)(9)  Transaction”)  or  Section  3(a)(l0)  of  the  Securities  Act  (a  “3(a)(l0)  Transaction”).

In  the  event  that  the  Company  does  enter  into,  or  makes  any issuance  of  Common  Stock  related to  a  3(a)(9)  Transaction  or  a  3(a)(l0)  Transaction  while  this  note  is  outstanding,  a  liquidated damages  charge  of  20%  of  the  outstanding  principal  balance  of  this  Note,  but  not  less  than

Fifteen  Thousand  Dollars,  will  be  assessed  and  will  become  immediately  due  and  payable  to  the

Holder at its election in the form of cash payment or addition to the balance of this Note.

18.

So  long  as  this  Debenture  is  outstanding,  upon  any  issuance  by  the  Company  or any of its subsidiaries of any security with any term more favorable to the holder of such security or  with  a  term  in  favor  of  the  holder  of  such  security  that  was  not  similarly  provided  to  the

Holder  in  this  Debenture,  then  the  Company  shall  notify  the  Holder  of  such  additional  or  more

favorable   term   and   such   term,   at   Holder’s   option,   shall   become   a   part   of   the   transaction

documents with the  Holder (regardless of whether  the Company notifies the Holder or  not).  The types  of  terms  contained  in  another  security  that  may  be  more  favorable  to  the  holder  of  such security  include,  but  are  not  limited  to,  terms  addressing  conversion  discounts,  prepayment  rate,

conversion  lookback  periods,  interest  rates,  original  issue  discounts,  stock  sale  price,  private placement price per share, and warrant coverage.

19.

If  the  Company  fails  to  redeem  (i)  this  Debenture  or  (ii)  the  entirety  of  the

$600,000.00  in  convertible  promissory  notes  issued  by  the  Company  between  April  and  June  of

2018, on or before the date which is 180 calendar days after the  Issuance Date, then the principal amount  of  this  Debenture  shall  increase  by  $18,750.00  (under  Holder’s  and  the  Company’s expectation that any principal amount increase will tack back to the Issuance Date).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized as of the date of issuance set forth above.

PARALLAX HEALTH SCIENCES, INC.

By:    ______________________________________

Name:  Paul Arena

Title:    Chief Executive Officer

[Signature Page to Convertible Debenture]

ANNEX A

PARALLAX HEALTH SCIENCES, INC.

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Debenture)

The  undersigned  hereby  irrevocably  elects  to  convert  $  ________________  of  the  Principal

Amount of the above Debenture into Shares of Common Stock of Parallax  Health Sciences,  Inc.,

a Nevada corporation (the “Company”), according to the conditions hereof, as of the date written below.  After giving effect to the conversion requested hereby, the outstanding Principal Amount of such debenture is $____________________, absent manifest error.

Pursuant  to  the  Debenture,  certificates  representing  Common  Stock  upon  conversion  must  be delivered  (including  delivery  by  DWAC  or  DRS)  to  the  undersigned  within  two  (2)  business days from the date of delivery of the Notice of Conversion to the Transfer Agent.

Conversion Date

____________________________________________________________________________

Applicable Conversion Price

____________________________________________________________________________

Signature

____________________________________________________________________________

Print Name

____________________________________________________________________________

Address

____________________________________________________________________________

____________________________________________________________________________